UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On April 22, 2021 (the “Closing Date”), Lannett Company, Inc. (the “Company”) completed its previously announced offering of $350,000,000 aggregate principal amount of its 7.750% senior secured notes due 2026 (the “Notes”). The Notes were sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. (the “Securities Act”), and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act.

Indenture

On the Closing Date, in connection with the issuance of the Notes, the Company entered into an indenture (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated April 22, 2021 (the “First Supplemental Indenture,” together with the Base Indenture, the “Indenture”), with respect to the Notes, with Wilmington Trust, National Association, as trustee (the “Trustee”) and as note collateral agent (the “Notes Collateral Agent”). The Notes are senior secured obligations of the Company and bear interest at an annual rate of 7.750% payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2021. The Notes will mature on April 15, 2026, unless earlier repurchased, redeemed or converted in accordance with their terms.

The Company’s obligations under the Notes are guaranteed, on a senior secured basis, by each of the Company’s domestic existing and future subsidiaries that is a borrower or guarantor under the ABL Credit Agreement (as defined below), the Second Lien Credit Facility (as defined below) or certain other indebtedness (collectively, the “Notes Guarantors”).

The Notes and the guarantees are secured by (i) a security interest in substantially all present and after-acquired tangible and intangible assets of each Guarantor other than the ABL Priority Collateral (as defined below) (the “Cash Flow Priority Collateral”), on a basis that is senior to the ABL Obligations (as defined in the Indenture) and Second Lien Obligations (as defined in the Indenture) and (ii) a security interest in all present and after-acquired accounts receivable, payment intangibles, inventory, deposit accounts, securities accounts, and any cash, cash equivalents or other assets in such accounts and other related assets owned by each Guarantor and the proceeds of the foregoing, except to the extent such proceeds constitute Cash Flow Priority Collateral, and subject to certain exceptions (the “ABL Priority Collateral”), on a basis that is senior to the Second Lien Obligations and junior to the ABL Obligations, in each case subject to permitted liens and to the extent of the value of such collateral.

The Notes rank pari passu in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes guarantees rank pari passu in right of payment with all existing and future senior indebtedness and senior in right of payment to all existing and future subordinated indebtedness of such subsidiary. The Notes and guarantees are structurally subordinated to all liabilities of any of the Company’s non-guarantor subsidiaries.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to (i) borrow money, (ii) pay dividends, redeem or repurchase its capital interests, (iii) make investments, (iv) sell assets, (v) create restrictions on the payment of dividends or other amounts to the Company from its restricted subsidiaries, (vi) enter into transactions with affiliates, (vii) create liens and (viii) consolidate, merge or sell all or substantially all of its assets. In addition, the Indenture provides that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable. These covenants and terms are subject to a number of exceptions, limitations and qualifications set forth in the Indenture.

The foregoing description of the Base Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Base Indenture (and the Form of Note included therein), which is filed as Exhibit 4.5 hereto and is incorporated herein by reference. The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is filed as Exhibit 4.6 hereto and is incorporated herein by reference.

Second Lien Credit Agreement

On the Closing Date, the Company entered into a second lien credit and guaranty agreement (the “Second Lien Credit Agreement”) among the Company, the other credit parties party thereto, the lenders party thereto (the “Second Lien Lenders”) and Alter Domus (US) LLC as administrative agent (in such capacity, the “Second Lien Administrative Agent”) and as collateral agent (in such capacity, the “Second Lien Collateral Agent” and together with the Second Lien Administrative Agent, the “Second Lien Agent”), pursuant to which lenders party thereto made available to the Company a second lien term loan credit facility (the “Second Lien Credit Facility”) in an aggregate principal amount of $190.0 million.

A portion of the Second Lien Credit Facility was funded by the exchange by the Second Lien Lenders of certain of the Company’s existing senior secured term loans for second lien term loans. Additional proceeds of the loans under the Second Lien Credit Facility were used on the Closing Date, along with the proceeds of the Notes, to fund the refinancing of the Company’s existing senior secured term loan credit facility, including the payment of fees and expenses relating thereto.

The final maturity of the Second Lien Credit Facility is July 21, 2026. Voluntary prepayments of borrowings under the Second Lien Credit Facility are permitted, subject to a prepayment premium of 3% of the original outstanding principal amount thereof (i.e., excluding any PIK Interest (as defined below)) up to a maximum of $5.70 million (the “Call Premium”). The Company may be required to repay certain amounts of the Second Lien Credit Facility in connection with a change of control, the exercise of certain warrants issued by the Company in favor of the Second Lien Lenders, certain asset sales and the issuance of certain debt obligations.

Loans under the Second Lien Credit Facility bear interest at (a) from the Closing Date until the one year anniversary of the Closing Date, 10.0% paid in kind (any paid-in-kind interest, “PIK Interest”) and (b) thereafter, 5.0% paid in cash and 5.0% PIK Interest. Following the one year anniversary of the Closing Date, the Company may elect to pay any amount of PIK Interest as cash interest.

The obligations under the Second Lien Credit Facility are guaranteed by all of the Company’s existing and future subsidiaries, subject to certain exceptions (collectively, the “Subsidiary Guarantors”), and such obligations and the obligations of the Subsidiary Guarantors are secured by a security interest in substantially all of the present and after-acquired tangible and intangible assets of the Company and each Subsidiary Guarantor, including (i) all of the equity interests of each wholly owned direct subsidiary of the Company and of each Subsidiary Guarantor (but in no event more than 65% of the equity interests of any class of any foreign subsidiary or foreign subsidiary holding company), (ii) substantially all accounts, chattel paper, cash, commercial tort claims, deposit accounts, documents, equipment, goods, general intangibles, instruments, inventory, investment property, intellectual property, letter-of-credit rights, material fee-owned real property, securities accounts, and books and records pertaining to the foregoing, and (iii) all proceeds and products of the property and assets described in clauses (i) and (ii) above; in each case to the extent permitted by applicable law and subject to certain exceptions and subject to the priority of liens among the Company’s obligations pursuant to the ABL Credit Agreement (as defined below) and the Indenture.

The Second Lien Credit Agreement contains customary representations and warranties and customary affirmative covenants and negative covenants. The negative covenants include restrictions on, among other things, in each case subject to customary exceptions: the incurrence of additional indebtedness; the incurrence of additional liens; dividends or other distributions on equity; the purchase, redemption or retirement of capital stock; the payment or redemption of certain indebtedness; loans, guarantees and other investments; entering into other agreements that create restrictions on the ability to pay dividends or make other distributions on equity or create or incur certain liens; asset sales; consolidations or mergers; amendment of documents governing certain other indebtedness; and affiliate transactions. The Second Lien Credit Agreement contains a covenant requiring the Company to maintain at least $5 million in a deposit account subject at all times to control by the Second Lien Collateral Agent, and minimum liquidity of $15 million as of the last day of each month.

The Second Lien Credit Agreement contains customary events of default, including: nonpayment of principal, interest or other amounts; inaccuracy of representations or warranties in any material respect; violation of covenants; cross-default and cross-acceleration to other material debt; cross-default to the warrants issued by the Company in favor of the Second Lien Lenders; bankruptcy or insolvency events; certain ERISA events; certain material judgments; invalidity of material guarantees and certain other loan documents or security interests; and a change of control; in each case subject to customary exceptions, thresholds, and notice and grace period provisions.

The foregoing description of the Second Lien Credit Agreement is qualified in its entirety by reference to the full text of such document, the form of which is filed as Exhibit 10.81 hereto and incorporated herein by reference.

Warrants

In connection with the Second Lien Credit Facility on the Closing Date, the Company issued to the Second Lien Lenders or to their permitted designees warrants to purchase an aggregate of 8,280,000 shares of the Company’s common stock (the “Warrants”) at an exercise price of $6.88 per share (the “Exercise Price”). The Warrants have a term of 8 years from the Closing Date and contain certain limitations that prevent each holder from acquiring shares upon exercise of a Warrant that would result in the number of shares beneficially owned by the holder, its affiliates and any “group” of which such holder is a member to exceed 4.985% of the total number of shares of common stock then issued and outstanding. Payment of the Exercise Price of the Warrants may be made, at the option of the Second Lien Lenders, either in cash, on a net share settlement basis, or through a reduction of the original principal outstanding under the Second Lien Credit Facility then held by such Second Lien Lender (a “Loan Exchange Exercise”). Any Loan Exchange Exercise shall be subject to the Call Premium. The Warrants contain customary anti-dilution requirements. In addition, the Warrants will provide that if the Company fails to (i) deliver shares upon exercise, (ii) remove the Securities Act legend when required or (iii) register the underlying shares when required, the Company must pay the holders at a rate equal to 15% per year, or 12% per year in certain circumstances (or, in each case, the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes value of the remaining unexercised portion of the Warrant until such event is cured, which amounts may be paid in cash or additional shares of common stock. In connection with certain Major Transactions (as defined in the Warrants), including certain changes of control of the Company or the sale of more than 50% of the Company’s assets, the holders may have the option to receive, in exchange for Warrants, a number of shares of common stock equal to the Black-Scholes value of the Warrants, as calculated pursuant to the terms of the Warrants. In certain circumstances, a portion of such payment may be made in cash rather than in shares of common stock.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of such document, the form of which is filed as Exhibit 10.82 hereto and incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement with the Second Lien Lenders (the “Registration Rights Agreement”) obligating the Company to register for resale the shares of common stock issuable upon the exercise of the Warrants on a registration statement on Form S-3 (or if Form S-3 is not then available, such other form of registration statement as is then available) to be filed with the Securities and Exchange Commission within 35 days of the issuance of the Warrants and within 20 days after the date on which any other Warrants may be issued.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.83 hereto and incorporated herein by reference.

Security Documents

On the Closing Date, (i) the Company and the Subsidiary Guarantors entered into a pledge and security agreement (the “Notes Security Agreement”), in favor of the Notes Collateral Agent, whereby the Company and the Subsidiary Guarantors granted a security interest in substantially all present and after-acquired tangible and intangible assets of the Company and each Subsidiary Guarantor, to secure all obligations of the Company and the Subsidiary Guarantors under the Indenture and the Notes; (ii) the Company and the Subsidiary Guarantors entered into a second lien pledge and security agreement (the “Second Lien Security Agreement”), in favor of the Second Lien Collateral Agent, whereby the Company and the Subsidiary Guarantors granted a security interest in substantially all present and after-acquired tangible and intangible assets of the Company and each Subsidiary Guarantor, to secure all obligations of the Company and the Subsidiary Guarantors under the Second Lien Credit Agreement, (iii) the Second Lien Collateral Agent, as Initial Junior Priority Agent, and the Notes Collateral Agent, as Cash Flow Agent, entered into a junior lien intercreditor agreement (the “Cash Flow Intercreditor Agreement”) to govern the relative priority of liens on the collateral that secures the Second Lien Credit Agreement and the Notes and certain other rights, priorities and interests and (iv) the Second Lien Collateral Agent entered into a joinder to the crossing lien intercreditor agreement (the “Base Intercreditor Agreement”), dated as of December 7, 2020, among the ABL Agent (as defined below) and the Notes Collateral Agent governing the relative priority of liens on the collateral that secures the Second Lien Credit Agreement the Indenture and the ABL Credit Agreement and certain other rights, priorities and interests. Copies of the Notes Security Agreement, the Second Lien Security Agreement and the Cash Flow Intercreditor Agreement are attached as Exhibits 10.84, 10.85 and 10.86 hereto, respectively, and incorporated herein by reference. A copy of the Base Intercreditor Agreement was filed as Exhibit 10.72 to the Company’s Current Report on Form 8-K dated December 7, 2020 and is incorporated herein by reference. The foregoing descriptions of the Notes Security Agreement, the Second Lien Security Agreement, the Cash Flow Intercreditor Agreement and the Base Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Amended ABL Credit Agreement

On the Closing Date, the Company entered into an amendment (the “ABL Amendment”) to the credit and guaranty agreement (amended by the ABL Amendment, the “ABL Credit Agreement”) among the Company, the subsidiary borrowers party thereto, the other credit parties party thereto, the lenders party thereto and Wells Fargo Bank, National Association as administrative agent and as collateral agent, which provides for, among other things, an increase in the aggregate amount of the revolving credit facility to $45 million, an extension of the maturity date to April 22, 2026, and an increase in the fee applicable to the Company’s unused commitments thereunder to 0.75% per annum for any quarter during which the Company’s average usage is less than $5.0 million.

A copy of the ABL Amendment is attached as Exhibit 10.87 hereto, and incorporated herein by reference. The foregoing description of the ABL Amendment does not purport to be complete and is qualified in their entirety by reference to the full text of such document.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”) and Rule 506 promulgated thereunder as transactions not involving a public offering, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 7.01	Regulation FD Disclosure.

On April 22, 2021, the Company issued a press release announcing the closing of the Notes offering. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of Form 8-K and the related information in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.5	Indenture, dated as of April 22, 2021, between the Company and Wilmington Trust, National Association, as trustee (including form of 7.750% Senior Secured Notes due 2026).

4.6	First Supplemental Indenture, dated as of April 22, 2021, between the Company and Wilmington Trust, National Association, as trustee.

10.81+	Second Lien Credit and Guaranty Agreement, dated as of April 22, 2021, among Lannett Company, Inc., the guarantors party thereto, the lenders from time to time party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent.

10.82	Form of Warrant to Purchase Common Stock.

10.83	Registration Rights Agreement, dated as of April 22, 2021, by and among Lannett Company, Inc., Deerfield Partners, L.P., Deerfield Private Design Fund III, L.P. and BPC Lending II LLC.

10.84+	Notes Pledge and Security Agreement, dated as of April 22, 2021, made by Lannett Company, Inc. and certain of its subsidiaries from time to time party thereto, in favor of Wilmington Trust, as collateral agent.

10.85+	Second Lien Pledge and Security Agreement, dated as of April 22, 2021, made by Lannett Company, Inc. and certain of its subsidiaries from time to time party thereto, in favor of Alter Domus (US) LLC, as collateral agent and administrative agent.

10.86	Cash Flow Intercreditor Agreement, dated as of April 22, 2021, among Wilmington Trust, National Association, as Cash Flow Agent and Alter Domus (US) LLC, as Initial Junior Priority Agent.

10.87	Amendment Number One to Credit and Guaranty Agreement, dated as of April 22, 2021, by and among by Lannett Company, Inc.; the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

99.1	Press Release dated April 22, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

+   Certain portions of this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The registrant undertakes to provide further information regarding such omitted materials to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: April 26, 2021